UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF NEW YORK

In re:	Chapter 11
NXXI INC., et al.,1
f/k/a Nutrition 21, Inc., et al.	Case No. 11-23712 (RDD)
Debtors	Jointly Administered

SECOND AMENDED JOINT CHAPTER 11 PLAN OF
NUTRITION 21, INC. ET AL.

December 19, 2011

Richards Kibbe & Orbe LLP
Michael Friedman
Keith N. Sambur
One World Financial Center
New York, New York 10281

Attorneys For Nutrition 21, Inc. and Its
Affiliated Debtors and Debtors In Possession

1
The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number are: NXXI Inc. (3613), NXXI Sub LLC (4596), Iceland Health, LLC (2140) and, Heart’s Content, Inc. (5396).  The location of Debtors’ corporate headquarters is 4 Manhattanville Road, Purchase, New York, 10577.

CHAPTER 11 PLAN

Pursuant to title 11 of the United States Code, 11 U.S.C. §§ 101–1532 (as amended, the “Bankruptcy Code”), N21 INC., N21 LLC, Iceland Health and Heart’s Content, as debtors and debtors in possession in the above-captioned chapter 11 cases, hereby respectfully propose the following chapter 11 plan:

ARTICLE I

DEFINED TERMS, RULES OF INTERPRETATION,
COMPUTATION OF TIME AND GOVERNING LAW

A.	Rules of Interpretation, Computation of Time and Governing Law

1.           For purposes herein: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter gender; (b) any reference herein to a contract, instrument, release, note or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions (subject to the rights of parties set forth herein to consent or consult with respect to the form and substance of certain documents); (c) any reference herein to an existing document or exhibit Filed, or to be Filed, shall mean such document or exhibit, as it may have been or may be amended, modified or supplemented; (d) unless otherwise specified, all references herein to articles, exhibits and schedules are references to the respective Articles, Exhibits or Schedules hereof or hereto; (e) the words “herein,” “hereof” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan; (f) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (g) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply and (h) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

2.           In computing any period of time prescribed or allowed hereby, the provisions of Bankruptcy Rule 9006(a) shall apply.

3.           Except to the extent that the Bankruptcy Code or Bankruptcy Rules apply, and subject to the express provisions of any contract, instrument, release, note or other agreement or document entered into in connection herewith, the laws of the State of New York, giving effect to the conflict of laws’ principles thereof, shall govern the construction of the Plan and any agreements, documents and instruments executed in connection with the Plan including, without limitation, any rule of law or procedure supplied by federal law as interpreted under the decisions of the State of New York (including the Bankruptcy Code and the Bankruptcy Rules).

B.	Defined Terms

Unless the context otherwise requires, the following terms shall have the following meanings when used in capitalized form herein:

1.           “Administrative Expense” means any cost or expense of administration of the Chapter 11 Cases pursuant to sections 503(b) and 507(a)(2) or 507(b) of the Bankruptcy Code, including but not limited to: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estates and operating the Debtors’ businesses; (b) compensation for legal, financial advisory, accounting and other professional services, and reimbursement of expenses awarded or allowed pursuant to sections 327, 328, 330, 331, 503 or 1103 of the Bankruptcy Code, including Professional Fees and Creditors’ Committee Members’ Expenses; (c) any indebtedness or obligations incurred or assumed by the Debtors’ after the Petition Date in connection with the conduct of its businesses and (d) all fees and charges assessed against the Estates pursuant to section 1930 of chapter 123 of title 28 of the United States Code; provided, however, that the term Administrative Expense does not include any Assumed Liabilities.

2.           “Administrative Expense Bar Date” has such meaning set forth in Article III.A.I. herein.

3.           “Administrative Expense Request” means a request for payment of an Administrative Expense.

4.           “Administrative Expense Reserve” has such meaning set forth in Article VIII.A herein.

5.           “Affiliate” shall have the meaning ascribed to such term in section 101(2) of the Bankruptcy Code.

6.           “Allowed” means, (i) with respect to a Claim, allowable pursuant to section 502 of the Bankruptcy Code and (a) for which a Proof of Claim was filed on or before the applicable Bar Date established by the Bankruptcy Court or pursuant to other order of the Bankruptcy Court and as to which no objection or other challenge to allowance thereof has been timely Filed, or, if an objection or challenge has been timely Filed, such Claim is allowed by a Final Order; (b) for which a Proof of Claim is not filed and which is listed in the Schedules and not listed as disputed, contingent or unliquidated; or (c) that is deemed allowed under the Plan or by prior order of the Bankruptcy Court; provided, however, that, as to subparagraphs (a) and (b) only, “Allowed Claim” shall not include any Claim subject to disallowance in accordance with section 502(d) of the Bankruptcy Code; (ii) with respect to an Administrative Expense, allowable pursuant to section 503 of the Bankruptcy Code and (a) for which an Administrative Expense Request was Filed on or before the applicable Bar Date established by the Bankruptcy Court or pursuant to other order of the Bankruptcy Court and which is allowed by a Final Order; (b) for which an Administrative Expense Request is not Filed and which is listed in the Schedules and not listed as disputed, contingent or unliquidated; or (c) that is deemed allowed under the Plan or by prior order of the Bankruptcy Court.

7.           “Asset Purchase Agreement” means that certain asset purchase agreement for the purchase of the assets of N21 INC. and N21 LLC and any ancillary documents referred to therein, as approved by the Bankruptcy Court in the Sale Order.

8.           “Assumed Liabilities” means those liabilities of any of the Debtors assumed by the Purchaser pursuant to the Asset Purchase Agreement.

9.           “Bankruptcy Clerk” means Clerk of the United States Bankruptcy Court for the Southern District of New York, 300 Quarropas Street, White Plains, New York 10601.

10.         “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as amended from time to time, as in effect on the Confirmation Date or otherwise applicable to the Chapter 11 Cases.

11.         “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York, or any other court having jurisdiction over the Chapter 11 Cases.

12.         “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, as amended from time to time and as applicable to the Chapter 11 Cases, promulgated pursuant to 28 U.S.C. § 2075, and the General, Local and Chambers Rules of the Bankruptcy Court, as amended from time to time.

13.         “Bar Date” means, as applicable, the (i) Claims Bar Date, (ii) Governmental Unit Bar Date, (iii) Administrative Expense Bar Date or (iv) such other date established by order of the Bankruptcy Court or this Plan.

14.         “Bar Date Order” means that certain Order Pursuant to 11 U.S.C. § 105(a) and Fed. R. Bankr. P. 3003(c)(3) Authorizing and Approving (i) Procedures Establishing Deadlines to File Proofs of Claim and (ii) Form and Manner of Notice of Bar Dates (Docket No. 51), entered by the Bankruptcy Court, establishing the Claims Bar Date and Governmental Unit Bar Date in the Chapter 11 Cases.

15.         “Business Day” means any day, other than a Saturday, Sunday, “legal holiday” (as defined in Bankruptcy Rule 9006(a)) or any other day on which commercial banks in New York are required or are authorized to close by law or executive order.

16.         “Cash” means the Sale Proceeds plus any cash on hand.

17.         “Causes of Action” means, without limitation, all claims (as defined in the Bankruptcy Code), Chapter 5 Causes of Action, actions, causes of action, choses in action, suits, debts, dues, damages, judgments, third-party claims, counterclaims and crossclaims (including, but not limited to, all claims arising under state, federal or other non-bankruptcy law) of any of the Debtors or any of their Estates (including, but not limited to, those actions described in Article XII herein) that are or may be pending or existing on the Effective Date, or which are based on any facts or circumstances occurring on or before the Effective Date, against any Entity, based in law or equity, including, but not limited to, under the Bankruptcy Code, whether direct, indirect, known or unknown, derivative, or otherwise and whether asserted or unasserted as of the Effective Date.

18.         “Chapter 5 Causes of Action” means any avoidance, recovery, subordination or other actions, Claims, causes of action, suits, judgments, third-party claims, counterclaims and crossclaims against Insiders and/or any other Entities under chapter 5 of the Bankruptcy Code, including sections 506, 510, 542, 543, 544, 545, 547, 548, 549, 550, 551, and 553 of the Bankruptcy Code or otherwise, of any of the Debtors or any of their Estates whether known or unknown and whether asserted or unasserted as of the Effective Date.

19.         “Chapter 11 Cases” means the chapter 11 cases styled In re Nutrition 21, Inc., et al., Case Number 11-23712 (RDD) (Jointly Administered), pending in the Bankruptcy Court.

20.         “Claim” means a claim, as defined in section 101(5) of the Bankruptcy Code, against any of the Debtors.

21.         “Claims Bar Date” means November 8, 2011, at 4:00 p.m. (prevailing Eastern time), which is the date established by the Bankruptcy Court in the Bar Date Order by which Creditors other than Governmental Units are required to have filed Proofs of Claim.

22.         “Claims Reserve” means collectively, the Administrative Expense Reserve and the Unsecured Claims Reserve.

23.         “Class” means a category of Holders of Claims or Equity Interests as set forth in Article IV herein.

24.         “Closing Date” means the date of the closing of the Sale.

25.         “Confirmation” means entry by the Bankruptcy Clerk of the Confirmation Order on its docket, within the meaning of Bankruptcy Rules 5003 and 9021.

26.         “Confirmation Date” means the date of Confirmation.

27.         “Confirmation Hearing” means the hearing(s) at which the Bankruptcy Court considers entry of the Confirmation Order.

28.         “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code, which shall be in form and substance acceptable to the Debtors.

29.         “Creditor” means a Holder of a Claim.

30.         “Disbursing Agent” means such Entity, which Entity may be the same as the Liquidating Trustee, selected by the board of the Debtors with the consent of the Series J Counsel, such consent not to be unreasonably withheld, the identity of which shall be filed with the Court at least ten days prior to the Confirmation Hearing.

31.         “Disclosure Statement” means the Disclosure Statement for the Plan as it may be amended, supplemented or modified from time to time, that is prepared and distributed in accordance with sections 1125, 1126(b) and/or 1145 of the Bankruptcy Code, Bankruptcy Rule 3018 and/or other applicable law and as approved by the Bankruptcy Court.

32.         “Disputed” means, with respect to any Claim, as of the date of determination: (a) listed on the Schedules as unliquidated, disputed or contingent, unless and until it is Allowed pursuant to a Final Order or deemed allowed under the Plan; (b) as to which the Debtors, the Disbursing Agent, the Liquidating Trustee or any other party-in-interest has Filed a timely objection or request for estimation in accordance with the Bankruptcy Code and the Bankruptcy Rules, which objection or request for estimation has not been withdrawn with prejudice, determined by a Final Order or deemed allowed under the Plan; (c) as to which the deadline for filing objections has not passed (whether or not an objection has been Filed), unless and to the extent such Claim or Equity Interest has been Allowed pursuant to a Final Order or deemed allowed under the Plan; or (e) that is otherwise disputed by any of the Debtors, the Disbursing Agent, the Liquidating Trustee or any other party-in-interest, or is subject to any right of setoff or recoupment, or the Holder thereof is subject to any Claim or cause of action, in accordance with applicable law, which dispute, right of setoff or recoupment, Claim or cause of action, has not been withdrawn or determined in favor of such Holder by a Final Order or otherwise resolved or allowed pursuant to the Plan.  For the avoidance of doubt (i) any Claims filed or held, including those appearing on the Schedules, by any party to the Walgreen Litigation (other than the Debtors) or any of their successors or assigns and (ii) any Claims filed by Nature’s Products, Inc. or Iceland Health, Inc. against Iceland Health shall, in each case, be deemed Disputed for distribution purposes until such Claims become Allowed pursuant to a Final Order.

33.         “Effective Date” means the date that is the first Business Day after the Confirmation Date on which: (a) no stay of the Confirmation Order is in effect, and (b) all conditions specified in Article X.B herein have been satisfied or waived pursuant to Article X.C herein.

34.         “Entity” means an entity as defined in section 101(15) of the Bankruptcy Code.

35.         “Equity Interest” means any equity interest in any of the Debtors entities, including, but not limited to, the Series J Preferred Equity Interests, issued, unissued, authorized or outstanding shares of stock together with any warrants, options or contract rights to purchase, convert to or acquire such interests at any time and any and all Claims subordinated pursuant to section 510(b) of the Bankruptcy Code that are in any way arising from, of or in connection with such equity interests.

36.         “Estate” or “Estates” means one or more of Debtors’ estates created pursuant to section 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Cases.

37.         “File” or “Filed” means file or filed with the Bankruptcy Court in the Chapter 11 Cases.

38.         “Final Decree” means the decree contemplated under Bankruptcy Rule 3022.

39.         “Final Order” means an order of the Bankruptcy Court: (i) as to which the time to appeal, petition for certiorari or move for reargument, reconsideration or rehearing has expired and as to which no appeal, petition for certiorari or other proceeding for reargument, reconsideration or rehearing is pending; or (ii) if an appeal, writ of certiorari, reargument or rehearing thereof has been sought, such order has been affirmed by the highest court to which such order was appealed or from which certiorari was sought, reargument, reconsideration or rehearing has been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for reargument, reconsideration or rehearing has expired; provided, however, that the possibility of a motion pursuant to Rule 59 or 60 of the Federal Rules of Civil Procedure or any analogous Bankruptcy Rule being Filed with respect to such order shall not cause such order to be deemed a non-Final Order.

40.         “General Unsecured Claim” means any Claim other than an Administrative Expense, Secured Claim or Priority Claim.

41.         “Governmental Unit” means a governmental unit as defined in section 101(27) of the Bankruptcy Code.

42.         “Governmental Unit Bar Date” means February 22, 2012, at 4:00 p.m. (prevailing Eastern time), which is the deadline established by the Bankruptcy Court in the Bar Date Order by which Governmental Units are required to have filed Proofs of Claim.

43.         “Heart’s Content” means Heart’s Content, Inc.

44.         “Holder” means the Entity holding the beneficial interest in a Claim, Equity Interest, Administrative Expense or Liquidating Trust Interest.

45.         “Iceland Health” means Iceland Health, LLC.

46.         “Impaired” means, with respect to any Class, impaired as defined in section 1124 of the Bankruptcy Code.

47.         “Insider” means an insider as defined in section 101(31) of the Bankruptcy Code.

48.         “Intercompany Claim” means any Claim held by any Debtor entity against any other Debtor entity.

49.         “IRC” means the Internal Revenue Code.

50.         “IRS” means the Internal Revenue Service.

51.         “KEIP” means the sale-related key employee incentive plan on the terms and conditions set forth in Exhibit A of the KEIP Order.

52.         “KEIP Motion” means the Debtors’ Motion for Entry of an Order Approving Their Key Employee Incentive Plan (Docket No. 20).

53.         “KEIP Order” means that certain order approving the KEIP Motion (Docket No. 38).

54.         “KEIP Participants” shall mean those individuals set forth on Exhibit A-1 to the KEIP.

55.         “KEIP Payments” means approximately $284,000 of the Sale Proceeds allocated to fund the KEIP, including on the terms and conditions set forth in the KEIP Order, which actual payment shall be made following receipt by the Disbursing Agent of a written calculation setting forth the total KEIP Payments which written statement shall be provided to the Disbursing Agent at least five (5) days prior to the Confirmation Hearing.

56.         “Lien” means a lien as defined in section 101(37) of the Bankruptcy Code.

57.         “Liquidating Trust” means the liquidating trust established on the Effective Date, in accordance with the Plan and Liquidating Trust Agreement, for the benefit of the Liquidating Trust Beneficiaries and to which the Liquidating Trust Assets will be transferred; the Liquidating Trust shall conduct no business and shall qualify as a liquidating trust pursuant to Treasury Regulations § 301.7701-4(d).

58.         “Liquidating Trust Agreement” means the trust agreement between N21 INC. and the Liquidating Trustee that, among other things, creates and establishes the Liquidating Trust, describes the powers, duties and responsibilities of the Liquidating Trustee, and provides for the liquidation and distribution of proceeds of the Trust Assets, which trust agreement shall be substantially in the form filed in the Plan Supplement.

59.         “Liquidating Trust Beneficiaries” means, collectively, each Holder of a Liquidating Trust Interest (and their successors and assigns).

60.         “Liquidating Trust Interests” means the interests in the Liquidating Trust distributed to the Holders of Series J Preferred Equity Interests.

61.         “Liquidating Trustee” means the Disbursing Agent or, after the Effective Date, such other Entity appointed by the Liquidating Trust Beneficiaries in accordance with the Liquidating Trust Agreement or as otherwise determined by the Bankruptcy Court.

62.         “N21 INC.” means NXXI Inc. f/k/a Nutrition 21, Inc.

63.         “N21 INC. Claim” means, collectively, any Class 2A-S or Class 2A-U Claim.

64.         “N21 INC. Estate” means the Estate of N21 INC.

65.        “N21 Intercompany Claim Settlement” means the settlement reached among N21 INC. and N21 LLC, as embodied in the provisions of the Plan, to reduce the Claim of N21 LLC against N21 INC. to an amount equal to the N21 LLC Settled Claim Amount.

66.         “N21 LLC” means NXXI Sub LLC f/k/a Nutrition 21, LLC.

67.         “N21 LLC Claim” means, collectively, any Class 2B-S or Class 2B-U Claim.

68.         “N21 LLC Settled Claim Amount” mean an amount equal to the amount necessary to satisfy all Allowed N21 LLC Claims in full.

69.         “N21 LLC Equity” means the Equity Interest in N21 LLC, held by N21 INC. as of the Petition Date.

70.         “N21 LLC Estate” means the Estate of N21 LLC.

71.         “Official Bankruptcy Forms” means the Official and Procedural Bankruptcy Forms, prescribed by the Judicial Conference of the United States, in accordance with Bankruptcy Rule 9009.

72.         “Permissible Investments” has the meaning set forth in Article VI.H.3(D) herein.

73.         “Petition Date” means August 26, 2011.

74.         “Plan” means this chapter 11 plan, including the Plan Supplement and all exhibits, supplements, appendices, and schedules hereto, either in its present form or as it may be altered, amended, modified or supplemented from time to time in accordance with the terms hereof, the Bankruptcy Code and the Bankruptcy Rules.

75.         “Post Petition Interest Rate” means interest at a rate equal to the Federal judgment rate as of the Petition Date (which the Debtors assert is 0.09% per annum).

76.         “Priority Claim” means any Priority Non-Tax Claim or Priority Tax Claim.

77.         “Priority Non-Tax Claim” means any Claim accorded priority in right of payment under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim or Administrative Expense.

78.         “Priority Tax Claim” means any Claim of a Governmental Unit of the kind specified in sections 502(i) or 507(a)(8) of the Bankruptcy Code.

79.         “Pro Rata” means (i) with respect to a Class of Claims, the proportion that an Allowed Claim in a particular Class bears to the aggregate amount of Allowed Claims in such Class and (ii) with respect to a Class of Equity Interests, the proportion that an Allowed Interest in a particular Class bears to the aggregate amount of Allowed Equity Interests in such Class.

80.         “Professional” means any Entity employed pursuant to a Final Order in accordance with sections 327 or 1103 of the Bankruptcy Code and to be compensated for services rendered prior to the Confirmation Date, pursuant to sections 327, 328, 330, 331, 503 or 1103 of the Bankruptcy Code, or for which compensation and reimbursement has been allowed by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

81.         “Professional Fee Application” means a request for the Bankruptcy Court to approve and allow Professional Fees.

82.         “Professional Fees” means any compensation for services rendered and reimbursement of expenses incurred (including, but not limited to, hourly, transaction and success fees) by Professionals in the Chapter 11 Cases.

83.         “Proof of Claim” means a proof of claim as defined in Bankruptcy Rule 3001.

84.         “Purchase Price” has the meaning set forth in Article VI.A.1 herein.

85.         “Purchaser” means N21 Acquisition Holding, LLC, selected at the auction conducted in accordance with the Sale Order.

86.         “Record Date” means the date as of which the identity of Holders of Claims or Interests is set for purposes of determining the identity of Entities entitled to receive a ballot(s) and vote on the Plan.  Pursuant to Bankruptcy Rules 3017(d) and 3018(a), this date is November 18, 2011.

87.         “Releasees” has the meaning set forth in Article XI.A herein.

88.         “Residual Causes of Action” means all Causes of Action, including the Unknown Causes of Action.

89.         “Sale” means the sale of N21 INC.’S and N21 LLC’S assets to the Purchaser pursuant to the Asset Purchase Agreement approved under the Sale Order.

90.         “Sale Order” means that certain Order (A) Approving Sale of All or Substantially All Assets of Debtors Nutrition 21, Inc. and Nutrition 21, LLC Free and Clear of All Liens, Claims, Encumbrances and Other Interests Pursuant to 11 U.S.C. § 363(b), (f) and (m), (B) Assuming and Assigning Certain Executory Contracts and Unexpired Leases, and (C) Granting Related Relief, entered by the Bankruptcy Court in the Chapter 11 Cases.

91.         “Schedules” means the schedules of assets and liabilities and the statement of financial affairs that were Filed by the Debtors on August 26, 2011 and amended on October 5, 2011, in accordance with section 521 of the Bankruptcy Code, the Official Bankruptcy Forms and the Bankruptcy Rules, as they may be further amended and supplemented from time to time.

92.         “Secured Claim” means any Claim (a) reflected in the Schedules or upon a Proof of Claim as secured by a Lien on property of the Debtors or the Estates, which Lien is valid, perfected and enforceable under applicable law or by reason of a Final Order, or that is subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code as determined by Final Order, to the extent of the value of such interest as determined pursuant to section 506(a) of the Bankruptcy Code, (b) deemed secured under the Plan or by prior order of the Bankruptcy Court.

93.         “Series J Committee” means the unofficial committee of Series J Preferred Equity Interest Holders.

94.         “Series J Counsel” means Olshan Grundman Frome Rosenzweig & Wolosky LLP, solely in its role as counsel to the Series J Committee.

95.         “Series J Counsel Fees” means the reasonable out-of-pocket fees and expenses incurred by Series J Counsel for professional services rendered to the Series J Committee through and including the Effective Date not to exceed $150,000.

96.         “Series J Preferred Equity Interest Holders” means Holders of Series J Preferred Equity Interests.

97.        “Series J Preferred Equity Interests” means, collectively, the Series J 8% Convertible Preferred Stock shares issued by N21 inc. as of September 10, 2007.

98.         “Solicitation Order” means that certain Order Conditionally Approving the Disclosure Statement and Establishing Solicitation Procedures.

99.         “Stated Value Amount” equals $17,750,000.

100.       “Tail Insurance” means continuing director and officer insurance coverage for a tail period of two (2) years for the directors and officers of all of the Debtors entities.

101.       “Treasury Regulations” means title 26 of the Code of Federal Regulations.

102.       “Trust Assets” has the meaning set forth in Article VI.C.1 herein.

103.       “U.S. Trustee” means the United States Trustee for the Southern District of New York.

104.       “Unimpaired” means, with respect to any Class, not Impaired.

105.       “Unknown Causes of Action” means any Causes of Action that currently exist or may subsequently arise, and which have not been otherwise set forth herein or in any schedule of Causes of Action, because the facts upon which such Causes of Action are based are not currently or fully known by the Debtors or any Trust Beneficiary.

106.       “Unsecured Claims Reserve” has the meaning set forth in Article VI.A. of the Disclosure Statement.

107.       “Voting Deadline” means December 16, 2011 at 4:00 PM (Prevailing Eastern Time).

108.      “Walgreen Litigation” means that certain adversary proceeding styled as Walgreen Co. v. Nutrition 21, Inc., Case No. 11-08367 (RDD) (Bankr. S.D.N.Y.).

ARTICLE II
GENERAL OVERVIEW AND N21 INTERCOMPANY
CLAIM SETTLEMENT

A.	General Overview

As described more fully herein, this Plan sets forth and implements the liquidation of the Debtors’ assets following the Sale and distribution of net Sale proceeds to Holders of Claims against and Equity Interests in the Debtors, in accordance with the priorities of the Bankruptcy Code.

B.	N21 Intercompany Claim Settlement

As described more fully herein, this Plan sets forth and implements the N21 Intercompany Claim Settlement reached among N21 INC. and N21 LLC, pursuant to which, N21 LLC has agreed to reduce its Claim against N21 INC. to an amount equal to the N21 LLC Settled Claim Amount.

N21 LLC is a wholly owned subsidiary of N21 INC. and the claims against it are limited in amount and are substantially less than the amount of the Claim N21 LLC holds against N21 INC.  Therefore, any amounts N21 LLC would have received on account of its Claim against N21 INC. following repayment of Allowed Claims against it would have been distributed to N21 INC. on account of N21 INC.’s Equity Interests in N21 LLC.  Accordingly, N21 LLC agreed to reduce its Claim against N21 INC. and enter into the N21 Intercompany Claim Settlement because the settlement would not harm its Creditors or otherwise alter distributions to its Creditors to be made under the Plan and will allow for greater efficiency of distributions to the Creditors of N21 LLC and N21 INC.

Pursuant to Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided hereunder and under the N21 Intercompany Claim Settlement embodied in the provisions of the Plan shall constitute a good faith compromise and settlement of the N21 LLC Claim against N21 INC.

The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, as of the Effective Date, of the compromise or settlement of all such claims or controversies and the Bankruptcy Court’s finding that the N21 Intercompany Claim Settlement is (i) in the best interests of the Debtors and their Estates and all parties in interest, and (ii) fair, equitable and reasonable.

ARTICLE III

TREATMENT OF ADMINISTRATIVE
EXPENSES AND PRIORITY TAX CLAIMS

A.	Administrative Expenses

1.           Administrative Expense Bar Dates; Treatment of Administrative Expense Claims

All Administrative Expense Claims (other than Professional Fee Claims, Series J Counsel Fees and those on account of the KEIP) accruing through December 22, 2011 and not otherwise paid in the ordinary course of business shall be filed with the Bankruptcy Court by no later than January 23, 2012 (the “Administrative Expense Bar Date”), and objections (if any) to such Administrative Expense Claims will be filed no later than forty-five (45) days after the Administrative Expense Bar Date.  Any Holder of a Administrative Expense Claim (other than Professional Fee Claims) who fails to file a timely request for the payment of a Administrative Expense Claim that is required to be filed on or before the Administrative Expense Bar Date: (a) shall be forever barred, estopped and enjoined from asserting such Administrative Expense Claim against the Debtors, any Purchaser or the Trust Assets (or filing a request for the allowance thereof), and the Debtors, their property, and the Trust Assets shall be forever discharged from any and all indebtedness or liability with respect to such Administrative Expense Claim; and (b) such Holder shall not be permitted to participate in any distribution under the Plan on account of such Administrative Expense Claim.

On the later to occur of (a) the Effective Date and (b) the date on which a Administrative Expense Claim shall become Allowed, the Debtors or the Disbursing Agent, as applicable, will (i) pay to each Holder of an Allowed Administrative Expense Claim, in cash, the full amount of such Allowed Administrative Expense Claim, or (ii) satisfy and discharge such Allowed Administrative Expense Claim on such other terms and conditions as may be agreed between the Holder of such Administrative Expense Claim, on the one hand, and the Debtors or the Disbursing Agent (as the case may be), on the other hand.

2.           Professional Fee Applications; Treatment of Professional Fees

Notwithstanding anything herein or in any prior order of the Bankruptcy Court to the contrary, all Professional Fee Applications for Professional Fees through (i) the end of the immediately preceding month prior to the Effective Date shall be Filed at least two (2) business days before the Effective Date and (ii) the Effective Date, for Allowance on a final basis, shall be Filed on or before the date that is thirty (30) days after the Effective Date.

Within five (5) Business Days of entry of an order allowing and approving Professional Fees on a final basis, the Disbursing Agent shall pay to such Professional, in cash, in such amounts as may be Allowed by the Bankruptcy Court.

The Debtors or the Disbursing Agent, as applicable, are authorized to pay compensation for services rendered and reimbursement of expenses incurred after the Effective Date, in the ordinary course of business and without the need for Bankruptcy Court approval.

Notwithstanding anything herein or in any prior order of the Bankruptcy Court to the contrary, the Series J Counsel Fees shall be deemed Allowed as of the Effective Date pursuant to Bankruptcy Code section 503(b)(3)(d); provided that on the Effective Date, Series J Counsel provides an invoice for the Series J Counsel Fees to the Disbursing Agent with supporting detail.  The Series J Counsel Fees shall be paid on or promptly following the Effective Date by the Disbursing Agent.

B.	Priority Tax Claims

Each Holder of an Allowed Priority Tax Claim will, in full and final satisfaction of such Allowed Priority Tax Claim, be paid in full, in cash, on the Effective Date, unless the Holder consents to other treatment.

ARTICLE IV

CLASSIFICATION AND TREATMENT OF
CLAIMS AND EQUITY INTERESTS

A.	Summary

The categories listed below classify Claims against and Equity Interests in each of the Debtors for all purposes, including voting, confirmation and distribution pursuant hereto and pursuant to sections 1122 and 1123(a)(l) of the Bankruptcy Code.  A Claim or Equity Interest shall be deemed classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Equity Interest qualifies within the description of such different Class.  A Claim or Equity Interest is in a particular Class only to the extent that such Claim or Equity Interest is Allowed in that Class and has not been paid or otherwise satisfied prior to the Effective Date.

Summary of Classification and Treatment of Claims and Equity Interests

Class	Claim	Status	Voting Right

Class 1A	N21 INC. Priority Non-Tax Claims	Unimpaired	None, deemed to accept.

Class 1B	N21 LLC Priority Non-Tax Claims.	Unimpaired	None, deemed to accept.

Class 1C	Iceland Health Priority Non-Tax Claims	Impaired	None, deemed to reject.

Class	Claim	Status	Voting Right

Class 1D	Heart’s Content Priority Non-Tax Claims	Impaired	None, deemed to reject.

Class 2A-S	N21 INC. Secured Claims	Unimpaired	None, deemed to accept.

Class 2A-U	N21 INC. General Unsecured Claims	Unimpaired	None, deemed to accept.

Class 2B-S	N21 LLC Secured Claims	Unimpaired	None, deemed to accept.

Class 2B-U	N21 LLC General Unsecured Claims	Unimpaired	None, deemed to accept.

Class 2C-S	Iceland Health Secured Claims	Unimpaired	None, deemed to accept.

Class 2C-U	Iceland Health General Unsecured Claims	Impaired	Yes

Class 2D	Heart’s Content General Unsecured Claims	Impaired	None, deemed to reject.

Class 3	Series J Preferred Equity Interests	Impaired	Yes

Class 4	Common Equity Interests	Impaired	None, deemed to reject.

Class 5	Common Equity Interests of N21 LLC	Impaired	None, deemed to accept

Class 6	Common Equity Interests of Heart’s Content and Iceland Health	Impaired	None, deemed to accept

B.	Classification, Treatment and Voting

1.           Class 1A – N21 INC. Priority Non-Tax Claims

(A)           Classification:  Class 1A is composed of the Priority Non-Tax Claims against N21 INC.

(B)           Treatment:  The Plan will not alter any of the legal, equitable and contractual rights of the Holders of Allowed Priority Non-Tax Claims against N21 INC.  Each Holder of an Allowed Priority Non-Tax Claim against N21 INC. shall receive, in full and final satisfaction of such Priority Non-Tax Claim, the amount of such Allowed Priority Non-Tax Claim, in cash, on or as soon as practicable following the Effective Date, including interest from the Petition Date until the date of repayment at the Post Petition Interest Rate unless such Holder consents to other treatment.

(C)           Voting:  Class 1A is Unimpaired, and Class 1A Creditors are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, Class 1A Creditors are not entitled to vote to accept or reject the Plan.

2.           Class 1B – N21 LLC Priority Non-Tax Claims

(A)           Classification:  Class 1B is composed of the Priority Non-Tax Claims against N21 LLC.

(B)           Treatment:  The Plan will not alter any of the legal, equitable and contractual rights of the Holders of Allowed Priority Non-Tax Claims against N21 LLC.  Each Holder of an Allowed Priority Non-Tax Claim against N21 LLC shall receive, in full and final satisfaction of such Priority Non-Tax Claim, the amount of such Allowed Priority Non-Tax Claim, in cash, on or as soon as practicable following the Effective Date, including interest from the Petition Date until the date of repayment at the Post Petition Interest Rate unless such Holder consents to other treatment.

(C)           Voting:  Class 1B is Unimpaired, and Class 1B Creditors are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, Class 1B Creditors are not entitled to vote to accept or reject the Plan.

3.           Class 1C – Iceland Health Priority Non-Tax Claims

(A)           Classification:  Class 1C is composed of the Priority Non-Tax Claims against Iceland Health.

(B)           Treatment:  No distributions will be made on account of any Allowed Priority Non-Tax Claims against Iceland Health.

(C)           Voting:  Class 1C is not retaining or receiving any property under the Plan, and Class 1C Creditors are therefore conclusively deemed to reject the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, Class 1C Creditors are not entitled to vote to accept or reject the Plan.

4.           Class 1D – Heart’s Content Priority Non-Tax Claims

(A)           Classification:  Class 1D is composed of the Priority Non-Tax Claims against Heart’s Content.

(B)           Treatment:  No distributions will be made on account of any Allowed Priority Non-Tax Claims against Iceland Health.

(C)           Voting:  Class 1D is not retaining or receiving any property under the Plan, and Class 1C Creditors are therefore conclusively deemed to reject the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, Class 1C Creditors are not entitled to vote to accept or reject the Plan.

5.           Class 2A-S – N21 INC. Secured Claims.

(A)           Classification:  Class 2A-S is composed of Secured Claims against N21 INC.

(B)           Treatment:  The Plan will not alter any of the legal, equitable and contractual rights of the Holders of Allowed Secured Claims against N21 INC.  Each Holder of an Allowed Secured Claim against N21 INC. shall receive, in full and final satisfaction of such Secured Claim, the amount of such Allowed Secured Claim, in cash, on or as soon as practicable following the Effective Date, including interest from the Petition Date until the date of repayment at the Post Petition Interest Rate unless such Holder consents to other treatment.

(C)           Voting:  Class 2A-S is Unimpaired, and Class 2A-S Creditors are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, Class 2A-S Creditors are not entitled to vote to accept or reject the Plan.

6.           Class 2A-U – N21 INC. General Unsecured Claims.

(A)           Classification:  Class 2A-U is composed of General Unsecured Claims against N21 INC.

(B)           Treatment:  The Plan will not alter any of the legal, equitable and contractual rights of the Holders of Allowed General Unsecured Claims against N21 INC.  Each Holder of an Allowed General Unsecured Claim against N21 INC. shall receive, in full and final satisfaction of such General Unsecured Claim, the amount of such Allowed General Unsecured Claim, in cash, on or as soon as practicable following the Effective Date, including interest from the Petition Date until the date of repayment at the Post Petition Interest Rate unless such Holder consents to other treatment.

(C)           Voting:  Class 2A-U is Unimpaired, and Class 2A-U Creditors are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, Class 2A Creditors are not entitled to vote to accept or reject the Plan.

7.           Class 2B - S – N21 LLC Secured Claims.

(A)           Classification:  Class 2B-S is composed of Secured Claims against N21 LLC.

(B)           Treatment:  The Plan will not alter any of the legal, equitable and contractual rights of the Holders of Allowed Secured Claims against N21 LLC.  Each Holder of an Allowed Secured Claim against N21 LLC shall receive, in full and final satisfaction of such Secured Claim, the amount of such Allowed Secured Claim, in cash, on or as soon as practicable following the Effective Date, including interest from the Petition Date until the date of repayment at the Post Petition Interest Rate unless such Holder consents to other treatment.

8.           Voting:  Class 2B-S is Unimpaired, and Class 2B-S Creditors are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, Class 2B-S Creditors are not entitled to vote to accept or reject the Plan.

9.           Class 2B –U- N21 LLC General Unsecured Claims.

(A)           Classification:  Class 2B-U is composed of General Unsecured Claims against N21 LLC.

(B)           Treatment:  The Plan will not alter any of the legal, equitable and contractual rights of the Holders of Allowed General Unsecured Claims against N21 LLC  Each Holder of an Allowed General Unsecured Claim against N21 LLC shall receive, in full and final satisfaction of such General Unsecured Claim, the amount of such Allowed General Unsecured Claim, in cash, on or as soon as practicable following the Effective Date, including interest from the Petition Date until the date of repayment at the Post Petition Interest Rate unless such Holder consents to other treatment.

(C)           Voting:  Class 2B is Unimpaired, and Class 2B-U Creditors are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, Class 2B-U Creditors are not entitled to vote to accept or reject the Plan.

10.         Class 2C-S – Iceland Health Secured Claims

(A)           Classification:  Class 2C-S is composed of Secured Claims against Iceland Health.

(B)           Treatment:  The Plan will not alter any of the legal, equitable and contractual rights of the Holders of Allowed Secured Claims against Iceland Health.  Each Holder of an Allowed Secured Claim against Iceland Health shall receive, in full and final satisfaction of such Secured Claim, the amount of such Allowed Secured Claim, in cash, on or as soon as practicable following the Effective Date, including interest from the Petition Date until the date of repayment at the Post Petition Interest Rate unless such Holder consents to other treatment.

(C)           Voting:  Class 2C-S is Unimpaired, and Class 2C-S Creditors are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, Class 2C-S Creditors are not entitled to vote to accept or reject the Plan.

11.         Class 2C-U – Iceland Health General Unsecured Claims

(A)           Classification:  Class 2C-U is composed of General Unsecured Claims against Iceland Health.

(B)           Treatment:  Each Holder of an Allowed Iceland Health General Unsecured Claim will receive, in full and final satisfaction of such claim, its Pro Rata Share of the proceeds of any and all assets of Iceland Health remaining after satisfaction of Allowed Claims in Class 2C-S – Iceland Heath Secured Claims from the Disbursing Agent.

(C)           Voting:  Class 2C-U is Impaired, and Class 2C-U – Iceland Health General Unsecured Claim Holders are entitled to vote to accept or reject the Plan.

12.         Class 2D – Heart’s Content General Unsecured Claims

(A)           Classification:  Class 2D is composed of General Unsecured Claims against Heart’s Content.

(B)           Treatment:  No distributions will be made on account of any General Unsecured Claims against Heart’s Content.

(C)           Voting:  Class 2D is not retaining or receiving any property under the Plan, and Class 2D Creditors are therefore conclusively deemed to reject the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, Class 2D Creditors are not entitled to vote to accept or reject the Plan.

13.         Class 3 – Series J Preferred Equity Interests of N21 INC.

(A)           Classification:  Class 3 is composed of the Series J Preferred Equity Interests.

(B)           Treatment:  On the Effective Date, each Holder of an Allowed Series J Preferred Equity Interest will receive its Pro Rata Share of Liquidating Trust Interests, in full and final satisfaction of such Allowed Series J Preferred Equity Interests entitling such Holders to their Pro Rata Share of an amount, in the aggregate, not to exceed the Stated Value Amount from or on account of the Liquidating Trust Interests from the Liquidating Trust or their Series J Preferred Equity Interests from the Debtors or the Disbursing Agent.

(C)           Voting:  Class 3 is Impaired, and Class 3 Equity Interest Holders are entitled to vote to accept or reject the Plan.

14.         Class 4 – Common Equity Interests of N21 INC.

(A)           Classification:  Class 4 is composed of the Common Equity Interests of N21 INC.

(B)           Treatment:  On the Effective Date, the Common Equity Interests shall be cancelled and extinguished and the Holders of Common Equity Interests shall not receive or retain anything under the Plan.

(C)           Voting:  Class 4 is not retaining or receiving any property under the Plan, and Class 4 Holders are therefore conclusively deemed to reject the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, Class 4 Creditors are not entitled to vote to accept or reject the Plan.

15.         Class 5 – Equity Interest of N21 LLC

(A)           Classification:  Class 5 is composed of the Equity Interests in N21 LLC.

(B)           Treatment:  In full and final satisfaction of its Equity Interests in N21 LLC, N21 INC. will receive any and all assets remaining after N21 LLC repays its Creditors in full in accordance with the Plan.

(C)           Voting:  Class 5 is Impaired, and the Class 5 Creditors are deemed to accept the Plan as proponents of the Plan.

16.         Class 6 – Equity Interest of Iceland Health and Heart’s Content

(A)           Classification:  Class 6 is composed of the Equity Interests in Iceland Health and Heart’s Content.

(B)           Treatment:  In full and final satisfaction of its Equity Interests in Iceland Health.

(C)           Voting:  Class 6 is Impaired, and the Class 6 Creditors are deemed to accept the Plan as proponents of the Plan.

ARTICLE V

ACCEPTANCE OR REJECTION OF PLAN

A.	Voting Classes; Presumed Acceptance and Rejection of Plan

Holders of Equity Interests in Class 3 and Creditors in Class 2C-U are entitled to vote as a Class to accept or reject the Plan.  Classes 1A, 1B, 2A-S, 2A-U, 2B-S, 2B-U and 2C-S are unimpaired and are deemed to accept the plan and therefore, not entitled to vote on the Plan.  Classes 1C, 1D, 2D and 4 are deemed to reject the Plan.  Classes 5 and 6 are presumed to accept the Plan because the Class 5 and 6 Equity Interest Holders are proponents of the Plan.

B.	Acceptance by Impaired Classes

An Impaired Class of Claims shall be deemed to have accepted the Plan if, not counting any Creditor designated pursuant to section 1126(e) of the Bankruptcy Code, (a) Creditors holding at least two-thirds in amount of the Allowed Claims held by Creditors actually voting in such Class have voted to accept the Plan and (b) Creditors holding more than one-half in number of the Allowed Claims held by Creditors actually voting in such Class have voted to accept the Plan.

An Impaired Class of Equity Interests shall be deemed to have accepted the Plan if holders of such interests, other than any entity designated under Bankruptcy Code section 1126(e), that hold at least two-thirds in amount of the Allowed Equity Interests of such class held by holders of such interests that have accepted or rejected the Plan.

C.	Non-Consensual Confirmation

To the extent that any Impaired Class rejects the Plan or is deemed to have rejected the Plan, the Debtors may request confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code.  The Debtors reserve the right to alter, amend, modify, revoke or withdraw this Plan or any document in the Plan Supplement, including to amend or modify it to satisfy the requirements of section 1129(b) of the Bankruptcy Code, if necessary.

ARTICLE VI

PROVISIONS FOR IMPLEMENTATION OF PLAN

A.	Sales of Substantially All of the Debtors’ Assets

1.           Sale

On the Closing Date, N21 INC. and N21 LLC, on the one hand, and the Purchaser on the other hand, shall have consummated the Sale in accordance with the Sale Order.  Pursuant to the APA, N21 INC. and N21 LLC transferred the Assets to the Purchaser for the aggregate cash consideration ( subject to certain adjustments) of $7,328,008 (the “Purchase Price”), plus the assumption by the Purchaser of the Assumed Liabilities.

Upon consummation of the Sale, the Assumed Liabilities became obligations of the Purchaser and, from and after the Closing Date, are no longer obligations of N21 INC. and N21 LLC or the Estates, and any Holder of any Claim with respect thereto shall have no recourse on account of such Claim against the Debtors or the Estates.

B.	Appointment of Disbursing Agent

On the Effective Date, the Disbursing Agent shall be automatically deemed appointed pursuant to and in accordance with the provisions of the Plan.

1.           Responsibilities of Disbursing Agent

The Disbursing Agent shall be responsible for, without limitation, (i) administering the payment of Administrative Expenses Allowed after the Effective Date and post-Effective Date administrative expenses from the Administrative Expense Reserve, (ii) administering and distributing the Cash and all funds held in the Disputed Claims Reserves, (iii) administering the Liquidating Trust as Liquidating Trustee, including, without limitation, overseeing and supporting the prosecution of the Residual Causes of Action and (iv) satisfying such other responsibilities as may be vested in the Disbursing Agent pursuant to the Plan or an order of the Bankruptcy Court or as may be necessary and proper to carry out the provisions of the Plan.

On the Effective Date, the Cash shall be held and distributed by the Disbursing Agent for the respective benefit of Holders of Claims and Equity Interests as set forth in and in accordance with the other provisions of the Plan.  The Disbursing Agent shall oversee the distribution of the Cash in accordance with the terms of the Plan.

2.           Compensation of Disbursing Agent

The Disbursing Agent shall be entitled to receive reasonable compensation for services rendered on behalf of the Debtors as well as reimbursement for actual out-of-pocket expenses incurred by the Disbursing Agent which amounts shall be funded from the Administrative Expense Reserve.

C.	Establishment of Liquidating Trust

On the Effective Date, N21 INC. and the Liquidating Trustee shall execute the Liquidating Trust Agreement and take all other steps necessary to establish, in accordance with the Plan the Liquidating Trust for the benefit of the Liquidating Trust Beneficiaries.  On the Effective Date, the Liquidating Trust shall be irrevocably funded with the Trust Assets for the benefit of the Liquidating Trust Beneficiaries.

1.           Funding of the Liquidating Trust

The Liquidating Trust shall be funded with all assets (collectively, the “Trust Assets”) of the Debtors or the Debtors’ Estates as of the Petition Date that (i) have not previously been sold or abandoned prior to the Effective Date or (ii) are not otherwise distributed or abandoned pursuant to this Plan, including, but not limited to, Residual Causes of Action; provided, however, that the Trust Assets shall not include any Assets necessary to fund (x) the Administrative Claims Reserve until all Allowed Administrative Expenses are paid in full Claims Reserves until all such Allowed Claims and Administrative Expenses are paid in full or (y) the Unsecured Claims Reserve until all Allowed Claims are paid in full in accordance with the Plan.

2.           Provisions Applicable to the Liquidating Trust

(A)           Appointment of Liquidating Trustee

On the Effective Date, the Disbursing Agent shall be appointed as the Liquidating Trustee.  In the event the Disbursing Agent is no longer willing or able to serve as either Liquidating Trustee, then the successor shall be appointed by the Liquidating Trust Beneficiaries pursuant to the terms of the Liquidating Trust Agreement, or as otherwise determined by the Bankruptcy Court, and notice of the appointment of such Liquidating Trustee shall be Filed with the Bankruptcy Court.

(B)           Transfer and Vesting of Trust Assets in Liquidating Trust

Notwithstanding any prohibition of assignability under applicable non-bankruptcy law, on the Effective Date and periodically thereafter if additional Trust Assets become available, the Debtors shall be deemed to have automatically transferred to the Liquidating Trust all of their right, title and interest in and to all of such additional Trust Assets, and in accordance with section 1141 of the Bankruptcy Code, all such assets shall automatically irrevocably vest in the Liquidating Trust free and clear of all Claims and Liens, subject only to the rights of Allowed Equity Interests of the Liquidating Trust Beneficiaries, as set forth in Article IV of the Plan, and the reasonable fees and expenses of administering the Liquidating Trust, including, without limitation, the reasonable fees and expenses of the Liquidating Trustee, as provided in the Liquidating Trust Agreement.  Thereupon, neither the Debtors nor any entity other than the Liquidating Trust Beneficiaries shall have any interest in or with respect to such Trust Assets or any additional assets thereafter transferred or the Liquidating Trust.  In connection with the vesting and transfer of the Trust Assets, including rights and, with respect to the Residual Causes of Action, any attorney-client privilege, work-product protection or other privilege or immunity attaching to any documents or communications (whether written or oral) transferred to the Disbursing Agent on behalf of the Liquidating Trust (or otherwise held or disposed of as provided herein) shall vest in the Liquidating Trust or any successor thereto.  The Debtors and the Liquidating Trustee are authorized to take all necessary actions to effectuate the transfer of such privileges, protections and immunities.

For the avoidance of doubt, the Trust Assets shall not include any Assets necessary to fund (x) the Administrative Claims Reserve until all Allowed Administrative Expenses are paid in full or (y) the Unsecured Claims Reserve until all Allowed Claims are paid in full in accordance with the Plan.

(C)           Preservation of Confidences and Attorney-Client Privilege

To effectively investigate, defend or pursue the Trust Assets, including, without limitation, the Residual Causes of Action, the Debtors and, as the case may be, the Liquidating Trust, the Liquidating Trustee and all counsel thereto must be able to exchange information with each other on a confidential basis and cooperate in common interest efforts without waiving any applicable privilege.  Given the common interests of the parties and the Liquidating Trust’s position as successors to the Trust Assets, including, without limitation, Residual Causes of Action, sharing such information amongst the parties described in the previous sentence, shall, to the extent permitted by applicable nonbankruptcy law, not waive or limit any applicable privilege or exemption from disclosure or discovery related to such information.

(D)           Treatment of Liquidating Trust for Federal Income Tax Purposes; No Successor-in-Interest

The Liquidating Trust shall be established for the primary purpose of liquidating its assets, in accordance with Treasury Regulations § 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Liquidating Trust.  Accordingly, the Liquidating Trustee shall in an expeditious, but orderly manner, liquidate and convert to cash the Trust Assets, including, without limitation, the Residual Causes of Action, make timely distributions at least annually of the proceeds therefrom to the Liquidating Trust Beneficiaries and not unduly prolong their duration.  The Liquidating Trust shall not be deemed a successor-in-interest of the Debtors for any purpose other than as specifically set forth herein or in the Liquidating Trust Agreement.

The Liquidating Trust is intended to qualify as a “grantor trust” for federal income tax purposes with the Liquidating Trust Beneficiaries treated as grantors and owners of the Liquidating Trust.  For all federal income tax purposes, all parties (including, without limitation, the Debtors, the Liquidating Trustee, and the Liquidating Trust Beneficiaries) shall treat the transfer of the Trust Assets by the Debtors to the Liquidating Trust, as set forth in the Liquidating Trust Agreement, as a transfer of such assets by the Debtors to the Liquidating Trust Beneficiaries entitled to distributions from the Trust Assets, followed by a transfer by such beneficiaries to the Liquidating Trust.  Thus, the Liquidating Trust Beneficiaries shall be treated as the grantors and owners of a grantor trust for federal income tax purposes.

Consequently, the Liquidating Trust Beneficiaries may be required to identify themselves to the Liquidating Trustee in order to receive distributions and allocable tax information from the Liquidating Trustee.

As soon as practicable after the Effective Date, the Liquidating Trustee shall value the Trust Assets in the Liquidating Trust for which he or she serves as Liquidating Trustee, based on the good faith determination of such Liquidating Trustee, and shall apprise the Liquidating Trust Beneficiaries of such valuations.  The valuations shall be used consistently by all parties (including the Debtors, the Liquidating Trustee, and the Liquidating Trust Beneficiaries) for all federal income tax purposes.  The Bankruptcy Court shall resolve any dispute regarding the valuation of the Trust Assets.

The right and power of the Liquidating Trustee to invest the Trust Assets transferred to the Liquidating Trust, the proceeds thereof, or any income earned by the Liquidating Trust, shall be limited to the right and power to (i) invest such Trust Assets (pending distributions in accordance with the Plan) in (a) short-term direct obligations of, or obligations guaranteed by, the United States of America, (b) short-term obligations of any agency or corporation which is or may hereafter be created by or pursuant to an act of the Congress of the United States as an agency or instrumentality thereof or (c) such other investments as the Bankruptcy Court may approve from time to time; or (ii) deposit such assets in demand deposits or certificates of deposit at any bank or trust company, which has, at the time of the deposit, a capital stock and surplus aggregating at least $1,000,000,000 (collectively, the “Permissible Investments”); provided, however, that the scope of any such Permissible Investments shall be limited to include only those investments that a liquidating trust, within the meaning of Treasury Regulations § 301.7701-4(d), may be permitted to hold, pursuant to the Treasury Regulations, or any modification in the IRS guidelines, whether set forth in IRS rulings, other IRS pronouncements or otherwise.

Subject to the provisions of this Article VI, the Liquidating Trustee shall distribute to the Liquidating Trust Beneficiaries all net cash income plus all net cash proceeds from the liquidation of the respective Trust Assets (including as cash for this purpose, all cash equivalents) at such time intervals as decided by the Liquidating Trustee.

The Liquidating Trustee shall require any Liquidating Trust Beneficiary or other distributee to furnish to the Liquidating Trustee in writing his or its Employer or Taxpayer Identification Number as assigned by the IRS and Liquidating Trustee may condition any distribution to any Liquidating Trust Beneficiary or other distributee upon receipt of such identification number.

The Liquidating Trustee shall file returns for the Liquidating Trust as a grantor trust pursuant to Treasury Regulations § 1.671-4(a) and in accordance with the Plan.  The Liquidating Trustee shall also annually send to each person treated as a grantor of such Trust a separate statement setting forth the person’s share of items of income, gain, loss, deduction or credit and will instruct all such persons to report such items on their federal income tax returns or to forward the appropriate information to the persons with instructions to report such items on their federal income tax returns.  The Liquidating Trustee shall also file (or cause to be filed) any other statements, returns or disclosures relating to the relevant Liquidating Trust that are required by any governmental unit.  The Liquidating Trust’s taxable income, gain, loss deduction or credit will be allocated to the Liquidating Trust Beneficiaries in accordance with their beneficial interests in the Liquidating Trust.  The Liquidating Trustee shall be responsible for payments, out of the relevant Trust Assets, of any taxes imposed on the trust or its assets.  The Liquidating Trustee may request an expedited, determination of taxes of the Liquidating Trust under section 505(b) of the Bankruptcy Code for all returns filed for, or on behalf of, the Liquidating Trust for all taxable periods through the dissolution of the Liquidating Trust.

(E)           Liquidating Trustee’s Authority and Duties

From and after the Effective Date, the Liquidating Trustee shall serve as trustee of the Liquidating Trust and have all powers, rights and duties of a trustee, as set forth in the Liquidating Trust Agreement.  Among other things, the Liquidating Trustee shall:  (i) hold and administer the Trust Assets, (ii) have the power and authority to retain, as an expense of the Liquidating Trust, counsel, advisors, other professionals and employees as may be appropriate to perform the duties required of such Liquidating Trustee hereunder or in the Liquidating Trust Agreement, (iii) make distributions to the Liquidating Trust Beneficiaries as provided in the Liquidating Trust Agreement and the Plan, (iv) have the right to receive reasonable compensation for performing services as Liquidating Trustee and to pay the reasonable fees, costs and expenses of any counsel, advisors, other professionals or employees as may be necessary to assist the Liquidating Trustee in performing the duties and responsibilities required under the Plan and the Liquidating Trust Agreement and (v) have the right to provide periodic reports and updates to its Liquidating Trust Beneficiaries regarding the status of the administration of the Trust Assets and the assets, liabilities and transfers of the Liquidating Trust.

(F)           Termination of Liquidating Trust

The Liquidating Trust will terminate as soon as practicable, but in no event later than the fifth (5th) anniversary of the Effective Date; provided, however, that, on or prior to the date of such termination, the Bankruptcy Court, upon motion within the six (6) month period prior to the fifth (5th) anniversary of the Effective Date by a party-in-interest, may extend the term of the Liquidating Trust for a finite period, if such an extension is necessary to liquidate such trust’s Trust Assets or for other good cause.  Notwithstanding the foregoing, multiple extensions may be obtained so long as Bankruptcy Court approval is obtained within the six (6) month period prior to the expiration of each extended term; provided further, however, that the Liquidating Trustee receives an opinion of counsel or a favorable ruling from the IRS that any further extension would not adversely affect the status of the Liquidating Trust as a grantor trust for federal income tax purposes.

(G)           Termination of Liquidating Trustee

The duties, responsibilities and powers of the Liquidating Trustee shall terminate in accordance with the terms of the Liquidating Trust Agreement.

(H)           Exculpation; Indemnification

The Liquidating Trustee, and its respective professionals, shall be exculpated and indemnified pursuant to and in accordance with the terms of the Liquidating Trust Agreement.

(I)             Preservation of Records and Documents

The Debtors, the Disbursing Agent, and the Liquidating Trustee, as applicable, shall (i) take commercially reasonable efforts to preserve all records and documents (including any electronic records or documents) related to the Trust Assets, including the Residual Causes of Action, as applicable, for a period of five (5) years from the Effective Date or, if actions with respect to any Residual Causes of Action are then pending, until the Liquidating Trustee notifies the Liquidating Trust Beneficiaries such records are no longer required to be preserved; and (ii) provide the Liquidating Trust, the Liquidating Trust Beneficiaries and their respective counsel, agents and advisors, with reasonable access to such records and documents.

(J)             Discovery

The Liquidating Trust shall be authorized to employ Bankruptcy Rule 2004 and any other bankruptcy tools of discovery as such are available prior to the Effective Date to the Estates.

D.	Dismissal of Officers and Directors and Dissolution of the Boards

Upon the Effective Date, (i) the existing board of directors of each of the Debtors and any remaining officer of the Debtors shall be dismissed, each in accordance with the law of the applicable jurisdiction of incorporation, and (ii) each of the Debtors shall be deemed dissolved without any further action required on the part of the Debtors or their shareholders, officers, or directors, each in accordance with the law of the applicable jurisdiction of incorporation.

E.	Binding Effect

Except as otherwise expressly provided in the Plan, on and after the Effective Date, the Plan shall bind the Debtors and all Holders of Claims and Equity Interests.

F.	Corporate Action

Each of the matters provided for under the Plan involving any corporate action to be taken or required by the Debtors shall, as of the Effective Date, be deemed be authorized and approved by the Debtors’ boards of directors.

Without limiting the foregoing, the Debtors (and their boards of directors) are hereby authorized in their sole discretions, to take such steps as deemed necessary in accordance with applicable laws of the jurisdiction of incorporation of such entities, as the case may be, to dissolve or otherwise terminate on the Effective Date or as soon as practicable thereafter (i) their corporate existence by taking such steps as are necessary under the laws of the applicable jurisdiction of incorporation including, without limitation, by filing a certificate of dissolution and a copy of the Confirmation Order with the Secretary of State of New York or (ii) any remaining health, welfare or benefit plans.

G.	Directors and Officers Tail Insurance

As of the Effective Date, the Debtors shall purchase and maintain continuing director and officer insurance coverage for a tail period of two (2) years.

H.	Cancellation of Notes, Instruments, Debentures and Equity Interests

On the Effective Date, except to the extent provided otherwise in the Plan, any agreement, note, instrument, certificate or other document evidencing or creating any Claim or Equity Interest in or against any of the Debtors shall be automatically cancelled and terminated and of no further force and effect, without any further act or action and deemed surrendered without further act or action under any applicable agreement, law, regulation, order or rule and the obligations of the Debtors under the agreements, notes, instruments, certificates or other documents governing such Claims and Equity Interests shall be discharged.

ARTICLE VII

EXECUTORY CONTRACTS AND UNEXPIRED LEASES; REJECTION CLAIMS BAR DATE

Any executory contracts or unexpired leases that have not expired by their own terms on or prior to the Effective Date, (i) which the Debtors have not assumed and assigned or rejected with the approval of the Bankruptcy Court (whether as part of the Sale or otherwise), or (ii) that are not the subject of a motion to assume the same pending as of the Effective Date, will be deemed rejected by the Debtors on the Effective Date, and the entry of the Confirmation Order by the Bankruptcy Court will constitute approval of such rejections pursuant to sections 365(a) and 1123 of the Bankruptcy Code, except to the extent that the Debtors identify any executory contracts or unexpired leases on a list filed with the Bankruptcy Court  on or before 10 days before the Confirmation Hearing which the Debtors do not intend to reject.

If the rejection of an executory contract or unexpired lease results in damages to the other party or parties to such contract or lease, any Claim for such damages, if not heretofore evidenced by a Proof of Claim that has been timely Filed, shall be forever barred and shall not be enforceable against the Debtors, the Liquidating Trust, or their properties, successors or assigns, unless a Proof of Claim therefore is timely Filed with the Bankruptcy Court and served upon (i) the Liquidating Trustee, and (ii) any counsel for the Liquidating Trustee, on or before (x) thirty (30) days after the later to occur of (i) notice of the Effective Date and (ii) the date of entry of an order by the Bankruptcy Court authorizing rejection of a particular executory contract or unexpired lease, or (y) such other date as may be ordered by the Bankruptcy Court.

ARTICLE VIII

PROVISIONS REGARDING DISTRIBUTIONS

A.	Administrative Expense Reserve

From and after the Effective Date, the Disbursing Agent will establish and maintain a reserve account for the payment of Administrative Expenses Allowed after the Effective Date (the “Administrative Expense Reserve”).

The amount established in the Administrative Expense Reserve shall be sufficient for the payment of (i) Administrative Expenses and (ii) administrative expenses incurred after the Effective Date, including any Disputed Administrative Expenses.

Following the payment, satisfaction or resolution of all (i) Allowed Administrative Expenses and (ii) administrative expenses incurred after the Effective Date, any amounts remaining in the Administrative Expense Reserve shall be promptly transferred to the Liquidating Trust and considered a Trust Asset.

B.	Time and Method of Distributions

1.           Cash Distributions to Holders of Allowed Claims Against the N21 LLC and N21 INC.

On the Effective Date, Holders of Allowed Claims against N21 LLC and N21 INC. shall be paid in full in cash in accordance with this Plan.

Whenever any distribution to be made in accordance with the foregoing is due on a day other than a Business Day, such distribution shall be made, without interest, on the immediately succeeding Business Day, but any such distribution shall have been deemed to have been made on the date due.

2.           Liquidating Trust Distributions

a.	Liquidating Trust Distributions

The Liquidating Trustee, on behalf of the Liquidating Trust, or such other Entity as may be designated in accordance with the Liquidating Trust Agreement, shall make the distributions to the Liquidating Trust Beneficiaries required under the Plan in accordance with the Liquidating Trust Agreement and the priorities set forth therein and in this Plan.  Whenever any distribution to be made under the Plan or the Liquidating Trust Agreement is due on a day other than a Business Day, such distribution shall be made, without interest, on the immediately succeeding Business Day, but any such distribution will have been deemed to have been made on the date due.  The Liquidating Trustee shall have the authority to make distributions as provided for under the Plan and administer and liquidate any of its Trust Assets remaining as of the Effective Date.

The Trust Assets, including all proceeds from the liquidation thereof, shall be distributed to the Liquidating Trust Beneficiaries by the Liquidating Trustee in accordance with the Liquidating Trust Agreement and the priorities set forth therein and in this Plan.

C.	Disputed Claims Reserves

1.           Reserve for Disputed N21 LLC and N21 INC. Claims

From and after the Effective Date, and until such time as all Disputed N21 LLC and N21 INC. Claims have been compromised, settled or determined by Final Order, the Disbursing Agent shall establish and maintain a reserve account (the “Unsecured Claims Reserve”) necessary to ensure that each Holder of a Disputed N21 LLC or N21 INC. Claim shall receive, payment in full in accordance with the provisions of the Plan in the event such Claim is Allowed in the maximum amount claimed.  In this regard, absent further order of the Court or agreement of Nature’s Products, Inc., Iceland Health, Inc. and Walgreen Co., the Unsecured Claims Reserve with respect to the Class 2A-U Claims asserted by Nature’s Products, Inc., Iceland Health, Inc. and Walgreen Co. shall be no less than $6,000.000.

At such time as, and to the extent that, any Disputed N21 LLC or N21 INC. Claim becomes Allowed by Final Order, in whole or in part, the Disbursing Agent shall utilize amounts held by the Disbursing Agent to make payment to the Holder of such Claim as provided for herein.

Following the payment, satisfaction or resolution of all Disputed N21 LLC and N21 INC. Claims any amounts remaining in the Unsecured Claim Reserve shall be transferred to the Liquidating Trust and considered a Trust Asset.

D.	Tax Treatment of Disputed Claims Reserves

Subject to the receipt of contrary guidance from the IRS or a court of competent jurisdiction (including the receipt by the Disbursing Agent of a private letter ruling requested by the Disbursing Agent, or the receipt of an adverse determination by the IRS upon audit if not contested by the Disbursing Agent, or a condition imposed by the IRS in connection with a private letter ruling requested by the Debtors), the Disbursing Agent shall (i) treat the Unsecured Claims Reserve as one or more disputed ownership funds for federal income tax purposes within the meaning of 26 C.F.R. § 1.468B-9(b)(1) and (ii) to the extent permitted by applicable law, report consistent with the foregoing for state and local income tax purposes.  All Holders of Allowed Claims shall report for tax purposes, consistent with the foregoing.

E.	Manner of Distribution under Plan and Liquidating Trust

Any distribution in cash to be issued under the Plan or the Liquidating Trust Agreement shall be made by check drawn on a domestic bank or by wire transfer from a domestic bank unless the Holder of the applicable Claim or Equity Interest shall have provided the Disbursing Agent with wire transfer instructions at least three (3) business days in advance of the distribution date, in which case distribution to such Holder shall be by wire transfer from a domestic bank per the said wire transfer instructions.  Any fees, costs or other expenses associated with the distribution by wire transfer to any Holder shall be deducted from and paid out of such Holder’s distribution.

F.	Delivery of Distributions

Subject to the provisions of Bankruptcy Rule 2002(g), and except as otherwise provided herein, distributions and deliveries to Holders of record of Allowed Claims and Equity Interests shall be made at the address of each such Holder set forth on the Debtors’ books and records unless superseded by the address set forth on Proofs of Claim filed by any such Holders.

G.	Application of Distributions

Any distributions under the Plan or Liquidating Trust Agreement shall be applied first to repayment in full of principal and second to interest, if any.

H.	Undeliverable Distributions

1.           Holding of Undeliverable Distributions

If any distribution to the Holder of an Allowed Claim under the Plan or Liquidating Trust Agreement is returned as undeliverable, no further distributions shall be made to such Holder unless and until the issuer of the distribution is notified in writing of such Holder’s then-current address.  Any Holder ultimately receiving a distribution that was returned as undeliverable shall not be entitled to any interest or other accruals of any kind on such distribution.  Nothing contained in the Plan or the Liquidating Trust Agreement shall require the issuer of any distribution to attempt to locate any Holder of an Allowed Claim.

2.           Failure to Claim Undeliverable Distributions

Any Holder of an Allowed Claim or Equity Interest that does not assert its rights pursuant to the Plan or Liquidating Trust Agreement to receive a distribution within ninety (90) days from and after the date such distribution is returned as undeliverable shall have such Claim or Equity Interest for such undeliverable distribution discharged and, except for distributions to be made after the Holders provide the Disbursing Agent their proper address, shall be forever barred from asserting any such Claim against or Equity Interests in the Debtors, the Disbursing Agent, the Liquidating Trust, the Liquidating Trustee, their respective professionals, the Claims Reserve or the Trust Assets.  In such case, any consideration held for distribution on account of such Claim or Equity Interest shall belong to the Liquidating Trust for distribution by it to the Liquidating Trust Beneficiaries or the Disbursing Agent for distribution in accordance with the terms of the Plan and Liquidating Trust Agreement.  After final distributions have been made in accordance with the terms of the Plan or Liquidating Trust Agreement, if the amount of undeliverable cash remaining is less than $10,000, the Liquidating Trustee or Disbursing Agent, in his or her sole discretion, may donate such amount to a charity.

I.	Compliance with Tax Requirements/Allocation

The issuer of any distribution under the Plan or the Liquidating Trust shall comply with all applicable tax withholding and reporting requirements imposed by any Governmental Unit, and all distributions pursuant to the Plan or any Liquidating Trust shall be subject to any such applicable withholding and reporting requirements.  For tax purposes, distributions received in respect of Allowed Claims will be allocated first to the principal amount of such Claims, with any excess allocated to unpaid accrued interest, if any.

J.	Time Bar to Cash Payments

Checks issued on account of Allowed Claims or Equity Interests shall be null and void if not negotiated within ninety (90) days from and after the date of issuance thereof.  Requests for reissuance of any check shall be made directly to the issuer of the check by the Holder of the Allowed Claim or Equity Interests with respect to which such check originally was issued.  Any Claim or Equity Interest in respect of such a voided check shall be made within 180 days from and after the date of issuance of such check.  After such date, all Claims or Equity Interests in respect of voided checks shall be discharged and forever barred, and the Liquidating Trust or Disbursing Agent shall be entitled to retain all monies related thereto for distribution to the Liquidating Trust Beneficiaries in accordance with the terms of the Plan and the Liquidating Trust Agreement.

K.	Distributions After Effective Date

Distributions made after the Effective Date to Holders of Claims or Equity Interests that are not Allowed as of the Effective Date, but which later become Allowed, shall be deemed to have been made on the Effective Date.

L.	Fractional Dollars; De Minimis Distributions

Notwithstanding anything contained herein to the contrary, payments of fractions of dollars will not be made.  Whenever any payment of a fraction of a dollar under the Plan or Liquidating Trust would otherwise be called for, the actual payment made will reflect a rounding of such fraction to the nearest dollar (up or down), with half dollars being rounded down.  No payment shall be made on account of any distribution less than twenty-five dollars ($25) with respect to any Allowed Claim unless a request therefor is made in writing to the issuer of such payment on or before ninety (90) days after the Effective Date.

M.	Setoffs/Recoupment

Except as stated in the last sentence of this subparagraph, notwithstanding anything contained herein to the contrary, the Disbursing Agent may, pursuant to sections 502(d) or 553 of the Bankruptcy Code or applicable nonbankruptcy law, setoff or exercise recoupment against any Allowed Claim, Allowed Equity Interest or Allowed Administrative Expense and the distributions to be made pursuant to the Liquidating Trust Agreement on account thereof (before any distribution is made on account of such Claim, Equity Interest or Administrative Expense), on account of the claims, rights and Causes of Action of any nature related to the Equity Interest, Claim or Administrative Expense that it may hold against the Holder of such Allowed Claim, Equity Interest or Allowed Administrative Expense; provided, however, that neither the failure to effect such a setoff or recoupment nor the allowance of any Claim hereunder shall constitute a waiver or release of any such claims, rights and Causes of Action that the Disbursing Agent or Liquidating Trust may possess against such Holder.

N.	Preservation of Subordination Rights

Except as otherwise provided herein, all subordination rights and claims relating to the subordination by the Debtors or their successors of any Allowed Claim or Equity Interest shall remain valid, enforceable and unimpaired in accordance with section 510 of the Bankruptcy Code or otherwise.

O.	Waiver by Creditors of All Subordination Rights

Subject to the terms of Article XI, except as otherwise ordered by the Bankruptcy Court, each Holder shall be deemed to have waived all contractual, legal and equitable subordination rights that they may have, whether arising under general principles of equitable subordination, section 510(c) of the Bankruptcy Code or otherwise, with respect to any and all distributions to be made under the Plan, and all such contractual, legal or equitable subordination rights that each Holder has individually and collectively with respect to any such distribution made pursuant to this Plan shall be discharged and terminated, and all actions related to the enforcement of such subordination rights will be permanently enjoined unless such rights have been asserted prior to the Effective Date.

ARTICLE IX

PROCEDURES FOR RESOLUTION OF DISPUTED,
CONTINGENT AND UNLIQUIDATED CLAIMS

A.	Prosecution of Objections to Disputed N21 LLC and N21 INC. Claims

Upon the Effective Date, the Liquidating Trustee shall (i) solely be responsible for pursuing any objection to the allowance of all Disputed N21 INC. and N21 LLC Claims and (ii) receive all rights of setoff and recoupment and other defenses that any of the Debtors or their Estates may have with respect to any Disputed Claim.

Upon the Effective Date, the Liquidating Trustee shall solely have the authority to file, settle, compromise or withdraw any objections to any Disputed N21 INC. and N21 LLC Claims (within any parameters as may be established by the Liquidating Trust Agreement) without approval of the Bankruptcy Court.

Unless otherwise provided herein or ordered by the Bankruptcy Court, all objections to Disputed N21 INC. and N21 LLC Claims shall be served and filed not later than one-hundred-eighty (180) days after the Effective Date; provided, however, that this deadline may be extended upon motion by the Liquidating Trustee, without notice to Holders of Disputed Claims.

B.	Estimation of Claims

Upon and following the Effective Date, the Disbursing Agent or Liquidating Trustee may at any time request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors or the Disbursing Agent previously have objected to such Claim or whether the Bankruptcy Court has ruled on any such objection.  The Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection.  Subject to the provisions of section 502(j) of the Bankruptcy Code, in the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, the amount so estimated shall constitute the maximum allowed amount of such Claim.  If the estimated amount constitutes a maximum limitation on the amount of such Claim, the Disbursing Agent may pursue supplementary proceedings to object to the allowance of such Claim.  All of the aforementioned objection, estimation and resolution procedures are intended to be cumulative and not exclusive of one another.  Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

C.	Payments and Distributions on Disputed Claims

Notwithstanding any provision hereof to the contrary, any issuer of a distribution hereunder may, in its discretion, pay the undisputed portion of a Disputed Claim.

ARTICLE X

CONDITIONS PRECEDENT TO CONFIRMATION
AND EFFECTIVE DATE OF THE PLAN

A.	Conditions Precedent to Confirmation

The following are conditions precedent to Confirmation of this Plan that must be (i) satisfied or (ii) waived in accordance with Article X.C below:

1.           An Order approving the Sale shall have been entered by the Bankruptcy Court;

2.           An Order finding that this Disclosure Statement contains adequate information pursuant to section 1125 of the Bankruptcy Code shall have been entered by the Bankruptcy Court;

3.           The entry of the Confirmation Order in form and substance reasonably satisfactory to the Debtors; and

4.           The Liquidating Trust Agreement and all of the schedules, documents, and exhibits contained therein shall have been filed in form and substance reasonably acceptable to the Debtors.

B.	Conditions Precedent to Effective Date of Plan

The following are conditions precedent to the Effective Date of the Plan that must be (i) satisfied or (ii) waived in accordance with Article X.C below:

1.           Confirmation shall have occurred and the Confirmation Order shall have been entered by the Bankruptcy Court;

2.           The Confirmation Order shall have become a Final Order;

3.           The Closing Date shall have occurred;

4.           There shall not be in effect on the Effective Date any (i) Order entered by a U.S. court, (ii) order, opinion, ruling or other decision entered by any other court or governmental entity or (iii) United States or other applicable law staying, restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by the Plan;

5.           All other actions and documents necessary to implement the Plan shall have been effected or executed, including execution of the Liquidating Trust Agreement in form and substance satisfactory to the Debtors; and

6.           The Liquidating Trust Agreement shall have been fully executed and the Trust Assets shall have been transferred to the Liquidating Trust.

C.	Waiver of Conditions Precedent

Each of the conditions listed in Article X.A and B may be waived by the Debtors, except that the conditions set forth in Articles X.B.6 can only be waived with the consent of the Liquidating Trustee or the Disbursing Agent, as applicable.

D.	Effect of Non-Occurrence of Effective Date

If the conditions listed in Sections X.A and B are not satisfied or waived in accordance with this Article X, this Plan shall be null and void in all respects and nothing contained in this Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any Claims by or against or any Equity Interests in the Debtor entities; (2) prejudice in any manner the rights of the Debtors or any other party or (3) constitute an admission, acknowledgment, offer or undertaking by the Debtors.

ARTICLE XI

RELEASE, EXCULPATION, INJUNCTIVE AND RELATED PROVISIONS

A.	Mutual Release by Releasees

“Releasees” means the Debtors’ current officers and directors and the Debtors’ employees and consultants (and each of the Debtors' attorneys, financial advisors, investment bankers, accountants, and other professionals) and the Holders of the Series J Preferred Equity Interest that executed the Plan Support Agreement  and their respective attorneys, financial advisors, investment bankers, employees, consultants, accountants and professionals.

On and after the Effective Date for good and valuable consideration, including the services of the Releasees (as defined below) to facilitate the Sale and the implementation of the Plan, each of the Releasees shall be deemed to have unconditionally released one another from any and all Claims, obligations, rights, suits, damages, remedies and liabilities whatsoever, including any Claims that could be asserted on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that the Releasees or their subsidiaries would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Equity Interest or other person or entity, based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date; provided, however, that these releases will have no effect on the liability of any Releasee arising from any act constituting fraud, gross negligence or willful misconduct.  The Releases set forth in this paragraph shall be binding upon and shall inure to the benefit of the Liquidating Trustee and any chapter 7 trustee in the event the Chapter 11 Cases is converted to chapter 7; provided, further, however, that nothing in this Plan shall limit the liability of the professionals of the Debtors and the Releasees to their respective clients pursuant to Rule 1.8(h)(1) of the New York Rules of Professional Conduct.

B.	Releases by Holders of Claims

On and after the Effective Date for good and valuable consideration, each holder of a Claim or Equity Interest shall be deemed to have unconditionally released the Releasees from any and all claims, obligations, rights, suits, damages, remedies and liabilities whatsoever, including any claims that could be asserted on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that such holder of a Claim or Equity Interest would have been legally entitled to assert in its own right (whether individually or collectively), based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date, in any way relating or pertaining to (w) the purchase or sale, or the rescission of a purchase or sale, of any security of the Debtors, (x) the Debtors, (y) the Chapter 11 Cases or (z) the negotiation, formulation and preparation of the Plan, or any related agreements, instruments or other document including, without limitation, the Liquidating Trust; provided, however, that these releases will have no effect on the liability of any Releasee arising from any act constituting fraud, gross negligence or willful misconduct; provided, further, however, the foregoing shall not constitute a waiver or release of any right of the Holder of an Allowed Claim or Allowed Equity Interest to payment under this Plan on account of such Allowed Claim or Allowed Equity Interest  any of the rights of any parties in respect of Assumed Liabilities under the Asset Purchase Agreement; provided, further, however, that nothing in this Plan shall limit the liability of the professionals of the Debtors and the Releasees to their respective clients pursuant to Rule 1.8(h)(1) of the New York Rules of Professional Conduct.  The Releases set forth in this paragraph shall be binding upon and shall inure to the benefit of the Liquidating Trustee and any chapter 7 trustee in the event the Chapter 11 Cases are converted to chapter 7.  Notwithstanding the foregoing, nothing contained herein shall impair or otherwise affect, or shall act to prejudice, any claims, cross claims and/or counterclaims that Nature’s Products, Inc., Iceland Health, Inc. and/or Walgreen Co., or any of their respective parents, subsidiaries, affiliates, successors and/or assigns, have or may have against each other or the Debtors or any other party and all such parties’ rights, claims and/or defenses are hereby preserved.

C.	Injunction

Except as otherwise expressly provided in the Plan, all Holders of Claims and Equity Interests shall be permanently enjoined, from and after the Effective Date, from (i) commencing or continuing in any manner any action or other proceeding of any kind on any such Claim or Equity Interest against the Debtors, the Debtors’ directors and officers, the Estates, Liquidating Trust, the Liquidating Trustee and the Releasees, unless a previous order modifying the stay provided under section 362 of the Bankruptcy Code was entered by the Court; (ii) enforcing, attaching, collecting or recovering by any manner or means of any judgment, award, decree or order against the Debtors, and, to the extent they are beneficiaries of the releases under this Article, the Debtors’ directors and officers, the Estates, the Liquidating Trust, the Liquidating Trustee and the Releasees; and (iii) creating, perfecting, or enforcing any encumbrance of any kind against the property or interests in property of the Debtors, and, to the extent they are beneficiaries of the releases under this Article, the Debtors’ directors and officers, the Estates, the Liquidating Trust, the Liquidating Trustee and the Releasees , in each case in respect of any Claims or Equity Interests arising prior to the Petition Date; provided, however, that nothing herein shall release any entity from any claims, obligations, rights, causes of action or liabilities arising out of such entity’s fraud, gross negligence or willful misconduct.  Notwithstanding the foregoing, nothing contained herein shall impair or otherwise affect, or shall act to prejudice, any claims, cross claims and/or counterclaims that Nature’s Products, Inc., Iceland Health, Inc. and/or Walgreen Co., or any of their respective parents, subsidiaries, affiliates, successors and/or assigns, have or may have against each other or the Debtors or any other party and all such parties’ rights, claims and/or defenses are hereby preserved.

D.	Exculpation

The Debtors, the Estates, the Releasees, the Liquidating Trust, and the Liquidating Trustee and the Debtors’ officers and directors (and each of their respective successors, predecessors, control persons, members, agents, employees, attorneys, financial advisors, investment bankers, accountants, and other professionals retained by such persons) shall neither have nor incur any liability to any Person or Entity (including any holder of a Claim or Equity Interest) for any prepetition or postpetition act taken or omitted to be taken in connection with or related to the formulation, negotiation, preparation, dissemination, implementation, administration, confirmation or occurrence of the Effective Date of the Plan, the disclosure statement or any contract, instrument, release or other agreement or document created or entered into in connection with the Plan or any other prepetition or postpetition act taken or omitted to be taken in connection with, or in contemplation of, restructuring of the Debtors.  Notwithstanding the foregoing, such exculpations provided for in Article X of the Plan shall not extend to any damages, losses or claims arising from acts of fraud, gross negligence or willful misconduct.

ARTICLE XII

RETENTION AND PRESERVATION OF CAUSES OF ACTION

A.	Retention of Residual Causes of Action

Except as otherwise provided in the Plan, all Residual Causes of Action shall, on the Effective Date, automatically and irrevocably vest in the Liquidating Trust free and clear of liens, claims, encumbrances and interests; provided, however, that, the automatic vesting in the Liquidating Trust of any Residual Cause of Action pursuant to the provisions hereof shall only occur to the extent that the vesting of such Residual Cause of Action in the Liquidating Trust will not materially impair the Liquidating Trustee’s ability under applicable law (notwithstanding the operation of section 1141 of the Bankruptcy Code) to assert such Residual Cause of Action for the benefit of the Liquidating Trust Beneficiaries; provided further that, in the event any Residual Cause of Action does not automatically vest in the Liquidating Trust in accordance with the foregoing proviso, such Residual Cause of Action shall be liquidated, monetized or otherwise disposed of by the Debtors or the Liquidating Trustee.  The Liquidating Trustee, on behalf of the Liquidating Trust, shall have the exclusive right, authority, and discretion to institute, commence, pursue, prosecute, abandon, settle, or compromise any and all such Residual Causes of Action (under any theory of law, including, without limitation, the Bankruptcy Code, and in any court or other tribunal) without the consent or approval of any third party and without any further order of the Bankruptcy Court, except as otherwise provided herein or in the Liquidating Trust Agreement.

From and after the Effective Date, the Liquidating Trustee, in accordance with section 1123(b)(3) of the Bankruptcy Code, and on behalf of the Liquidating Trust, shall serve as a representative of the Debtors’ Estate and shall retain and possess the sole and exclusive right to commence, pursue, settle, compromise or abandon, as appropriate, any and all Residual Causes of Action, whether arising before or after the Petition Date, in any court or other tribunal in accordance with the terms of the Liquidating Trust Agreement.

B.	Preservation of Residual Causes of Action

Except as otherwise provided in the Plan, the Debtors and, after the Effective Date, the Liquidating Trustee, on behalf of the Liquidating Trust, reserve all rights to pursue any and all Residual Causes of Action, and the Debtors hereby reserve the right of the Liquidating Trust and the Liquidating Trustee, on behalf of the Liquidating Trust, to pursue, administer, settle, litigate, enforce and liquidate consistent with the terms and conditions of the Plan:

(a)           Any Residual Causes of Action, whether legal, equitable or statutory in nature, including without limitation the actions identified in a schedule to be filed with the Plan Supplement, and

(b)           Any Unknown Causes of Action.  The failure to list or describe any such Unknown Cause of Action herein is not intended to limit the rights of the Liquidating Trustee, on behalf of the Liquidating Trust, to pursue any Unknown Causes of Action.

Except as otherwise provided in the Plan, the Debtors (before the Effective Date) and the Liquidating Trustee, on behalf of the Liquidating Trust (upon and following the Effective Date), expressly reserve all Residual Causes of Action (including Unknown Causes of Action) for later adjudication, and, therefore, no preclusion doctrine or other rule of law, including, without limitation, any statute of limitations or the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches, shall apply to such Residual Causes of Action upon, after or as a result of the confirmation or Effective Date of the Plan, or the Confirmation Order.  In addition, the Debtors and the Liquidating Trustee, on behalf of the Liquidating Trust and any successors-in-interest thereto, expressly reserve the right to pursue or adopt any Residual Causes of Action not so waived, relinquished, released, compromised or settled that are alleged in any lawsuit in which the Debtors are a defendant or an interested party, against any Entity including, without limitation, the plaintiffs and co-defendants in such lawsuits.

ARTICLE XIII

RETENTION OF JURISDICTION

A.	Bankruptcy Court

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, and to the extent permitted by applicable law, the Bankruptcy Court shall retain such jurisdiction over any matter arising under the Bankruptcy Code, or arising in or related to the Chapter 11 Cases or the Plan after Confirmation and after the Effective Date, and any other matter or proceeding that is within the Bankruptcy Court’s jurisdiction pursuant to 28 U.S.C. § 1334 or 28 U.S.C. § 157 including, without limitation, jurisdiction to:

1.           Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim, including the resolution of any request for payment of any Administrative Expense and the resolution of any and all objections to the allowance or priority of Claims;

2.           Grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

3.           Ensure that distributions to Holders of Allowed Claims and Equity Interests are accomplished pursuant to the provisions hereof;

4.           Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters, including all Causes of Action and objections or estimations to Claims or Equity Interests, and grant or deny any applications involving the Debtors that may be pending on the Effective Date or that, pursuant to the Plan, may be instituted by (i) the Liquidating Trustee or Liquidating Trust or (ii) any other Entity after the Effective Date; provided, however, that the Liquidating Trustee and the Liquidating Trust shall reserve the right to prosecute the Residual Causes of Action in all appropriate jurisdictions;

5.           Enter such orders as may be necessary or appropriate to implement or consummate the provisions hereof and of all contracts, instruments, releases, indentures and other agreements or documents created in connection with the Plan, Disclosure Statement or Liquidating Trust Agreement;

6.           Resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of the Plan, the Liquidating Trust Agreement or any Entity’s obligations incurred in connection with the Plan or Liquidating Trust Agreement, including, without limitation, those relating to determining the scope and extent of the Trust Assets;

7.           Issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Entity with consummation or enforcement of the Plan, except as otherwise provided herein;

8.           Resolve any cases, controversies, suits or disputes with respect to the releases, injunctions and other provisions contained in Article XI hereof and enter any orders that may be necessary or appropriate to implement such releases, injunctions and other provisions;

9.           Enter and implement any orders that are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

10.         Determine any other matters that may arise in connection with or related to this Plan, the Disclosure Statement, the Confirmation Order, the Liquidating Trust Agreement or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, the Disclosure Statement or the Liquidating Trust Agreement;

11.         Resolve any issues that arise in connection with the administration of and distributions from any Liquidating Trust; and

12.         Enter an order and/or Final Decree concluding the Chapter 11 Cases.

Notwithstanding any other provision in this article to the contrary, nothing herein shall prevent the Liquidating Trustee from commencing and prosecuting any Residual Causes of Action (including Unknown Causes of Action) before any other court or judicial body which would otherwise have appropriate jurisdiction over the matter and parties thereto, and nothing herein shall restrict any such courts or judicial bodies from hearing and resolving such matters.

ARTICLE XIV

MISCELLANEOUS PROVISIONS

A.	Dissolution of the Series J Committee

Upon the Effective Date, the Series J Committee shall be deemed dissolved.

B.	Payment of Statutory Fees

All fees payable pursuant to section 1930(a) of title 28 of the United States Code shall be paid on the earlier of when due or the Effective Date, or as soon thereafter as practicable.  From and after the Effective Date, the Disbursing Agent shall be liable for and shall pay the fees under 28 U.S.C. § 1930 until entry of an order converting, dismissing or closing the Chapter 11 Cases, whichever occurs first.  In addition, the Disbursing Agent shall file post-confirmation quarterly reports in conformity with U.S. Trustee guidelines, until entry of an order closing or converting the Chapter 11 cases, whichever comes first.

C.	Modification of Plan

Subject to the limitations contained in the Plan:

1.           The Plan may be amended or modified by the Debtors (a) before the Confirmation Date, to the extent permitted by section 1127 of the Bankruptcy Code; (b) after the Confirmation Date and prior to substantial consummation of the Plan, as defined in section 1101(2) of the Bankruptcy Code, to the extent the Debtors institute proceedings in the Bankruptcy Court, pursuant to section 1127(b) of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistencies in the Plan or the Confirmation Order or to accomplish such matters as may be necessary or appropriate to carry out the purposes and effects of the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or orders of the Bankruptcy Court; or (c) after the entry of the Confirmation Order, upon order of the Bankruptcy Court in accordance with section 1127(b) of the Bankruptcy Code.

2.           The Debtors’ reserve the right to modify or amend the Plan upon a determination by the Bankruptcy Court that the Plan is not confirmable pursuant to section 1129 of the Bankruptcy Code.  To the extent permissible under section 1127 of the Bankruptcy Code without the need to resolicit acceptances.

3.           After the Effective Date, the Disbursing Agent may amend or modify, upon order of the Bankruptcy Court, the Plan in accordance with section 1127(b) of the Bankruptcy Code or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

D.	Revocation of Plan

The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date and to file subsequent plans of reorganization or liquidation.  If the Debtors revoke or withdraw the Plan, or if Confirmation or the Effective Date does not occur, then (i) the Plan shall be null and void in all respects, (ii) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Equity Interest or Class of Claims or Equity Interests), assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant hereto, shall be deemed null and void, and without prejudice to any party, and (iii) nothing contained in the Plan shall (a) constitute a waiver or release of any Claims by or against, or any Equity Interests in, any Debtor  entity or any other Entity, (b) prejudice in any manner the rights of such Debtor entity or any other Entity, or (c) constitute an admission of any sort by any Debtor entity or any other Entity.

E.	Successors and Assigns

The rights, benefits and obligations of any Entity named or referred to herein shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such Entity.

F.	Reservation of Rights

Except as expressly set forth herein, this Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order and the Effective Date shall occur.  None of the filing of this Plan, any statement or provision contained herein, or the taking of any action by any Debtor entity with respect to this Plan, the Disclosure Statement or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor entity with respect to the Holders of Claims or Equity Interests prior to the Effective Date.

G.	Section 1146 Exemption

Pursuant to section 1146(a) of the Bankruptcy Code, under this Plan, (i) the issuance, distribution, transfer or exchange of any debt, equity security or other interest in the Debtors; (ii) the creation, modification, consolidation or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (iii) the making, assignment or recording of any lease or sublease or (iv) the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of or in connection with, this Plan, including any deeds, bills of sale, assignments or other instrument of transfer executed in connection with any transaction arising out of, contemplated by or in any way related to this Plan shall not be subject to any document recording tax, mortgage recording tax, stamp tax or similar government assessment, and the appropriate state or local government official or agent shall forego the collection of any such tax or government assessment and accept for filing and recording any of the foregoing instruments or other documents without the payment of any such tax or government assessment.

All subsequent issuances, transfers or exchanges of securities, or the making or delivery of any instrument of transfer by the Debtors in the Chapter 11 Cases, whether in connection with a sale pursuant to section 363 of the Bankruptcy Code, including the Sale, or otherwise, shall be deemed to be or have been done in furtherance of this Plan.

H.	Further Assurances

The Creditors and Equity Interest Holders receiving distributions hereunder and all other parties in interest shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this Plan or the Liquidating Trust Agreement.

I.	Service of Documents

Any pleading, notice or other document required by the Plan to be served on or delivered shall be sent by first class U.S. mail, postage prepaid, as follows:

To the Debtors:

Richards Kibbe & Orbe LLP
One World Financial Center
New York, New York 10281
Attn.:      Michael Friedman, Esq.
Keith N. Sambur, Esq.

To the Series J Committee:

Olshan Grundman Frome Rosenzweig & Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, NY 10022
Attn:      Adam Friedman, Esq.

J.	Transactions on Business Days

If the date on which a transaction may occur under this Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day.

K.	Filing of Additional Documents

On or before the Effective Date, the Debtors may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and provisions hereof.

L.	Post-Effective Date Fees and Expenses

From and after the Effective Date, the Disbursing Agent and the Liquidating Trustee, on behalf of the Liquidating Trust, shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable and necessary fees and expenses in accordance with and from the funds provided for such use in this Plan.

M.	Severability

The provisions of this Plan shall not be severable unless such severance would constitute a permissible modification of this Plan pursuant to section 1127 of the Bankruptcy Code.

N.	Conflicts

To the extent any provision of this Plan, the Liquidating Trust Agreement or the Disclosure Statement or any document executed in connection therewith or any documents executed in connection with the Plan or Confirmation Order (or any exhibits, schedules, appendices, supplements or amendments to any of the foregoing) conflicts with, or is in any way inconsistent with, the terms of the Confirmation Order, the terms and provisions of the Confirmation Order shall govern and control.

To the extent any provision of the Liquidating Trust Agreement, the Disclosure Statement or any document executed in connection therewith or any documents executed in connection with the Plan (or any exhibits, schedules, appendices, supplements or amendments to any of the foregoing) conflicts with, or is in any way inconsistent with, the terms of this Plan, the terms and provisions of the Plan and the Confirmation Order shall govern and control.

O.	Term of Injunctions or Stays

Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court and still extant on the Confirmation Date (excluding any injunctions or stays contained in this Plan or the Confirmation Order), shall remain in full force and effect until the closing of the Chapter 11 Cases in accordance with Article XIII.12 herein.  All injunctions or stays contained in this Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

P.	Entire Agreement

This Plan and the Plan Supplement supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings and representations on such subjects, all of which have become merged and integrated into this Plan.

Q.	Closing of Chapter 11 Cases

The Disbursing Agent shall promptly, upon the full administration of the Chapter 11 Cases, file with the Bankruptcy Court all documents required by the Bankruptcy Rules and any applicable orders of the Bankruptcy Court to close the Chapter 11 Cases.

R.	Change of Control Provisions

Any acceleration, vesting or similar change of control rights under any employment, benefit or other arrangements triggered by the consummation of the Plan shall be waived or otherwise cancelled under the Plan.

Dated: December 19, 2011

NUTRITION 21, INC., on behalf of itself
and its affiliated debtors and debtors in possession

/s/ Alan J. Kirschbaum
By:	Alan J. Kirschbaum
Title:	Chief Financial Officer